EXHIBIT 4

                        AETNA LIFE AND CASUALTY COMPANY

                       Certificate of Designated Officer


               Alfred P. Quirk, Jr., of Aetna Life and Casualty Company, a Connecticut insurance corporation (the "Company"), pursuant to resolutions adopted by the Board of Directors of the Company on March 25, 1994 (the "Resolutions"), hereby certifies that there is hereby approved and established pursuant to Section 301 of the Indenture, dated as of November 1, 1994 (the "Indenture"), between the Company and The First National Bank of Chicago, as Trustee, a series of Debentures under the Indenture whose terms shall be as follows (capitalized terms used but not defined herein have the meanings ascribed thereto in the Indenture):

         1.    There shall be a series of Debentures designated
               "9 1/2% Series A Subordinated Debentures due November 22, 2024" (the "Series A Debentures").

         2. The aggregate principal amount of the Series A Debentures which may be authenticated and delivered shall be limited to $316,455,696 (or up to $363,924,051 aggregate principal amount if and to the extent the overallotment option granted to the underwriters of the 9 1/2% Cumulative Monthly Income Preferred Securities, Series A of Capital (the "Series A Preferred Securities") is exercised) (except, in each case, for Series A Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Series A Debentures pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture and except for Debentures which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered thereunder).

         3. Subject to the provisions of paragraphs 4 and 5, the entire principal amount of the Series A Debentures shall become due and payable, together with any accrued and unpaid interest thereon, including Additional Interest, if any, on the earlier of (a) November 22, 2024 (subject to the Company's right to exchange the Series A Debentures for new Debentures or reborrow the proceeds from the repayment of such Debentures pursuant to paragraph 6) and (b) the date upon which Capital shall have been dissolved; provided that, in the event the Series A Preferred Securities are exchanged for the Series A Debentures in the manner set forth in the Written Action establishing the Series A Preferred Securities (the "Series A Security Exchange") the Series A Debentures will mature on the date set forth in clause (a), whether or not Capital shall have been dissolved in connection with the Series A Security Exchange.

         4. Notwithstanding the provisions of paragraph 3, if Capital redeems any Series A Preferred Securities for cash in accordance with the terms thereof, the Series A Debentures shall become due and payable in a principal amount equal to the aggregate stated liquidation preference of the Series A Preferred Securities so redeemed, together with any and all accrued interest thereon, including Additional Interest, if any, on the portion being redeemed. Any payment pursuant to this paragraph 4 shall be made prior to 12:00 noon, New York time, on the date fixed for such redemption of Series A Preferred Securities or at such other time on such earlier date as Capital and the Company shall agree.

         5. Upon not less than 30 nor more than 60 days' prior notice, the Company shall have the right to redeem the Series A Debentures (together with any accrued but unpaid interest, including Additional Interest, if any, on the portion being redeemed), without premium or penalty, in whole or in part,

                           (i)  at any time on or after November 30, 1999; and

                         (ii) at any time, if (a) the Series A Preferred Securities are outstanding and (b) there shall have occurred after November 15, 1994 a change in any applicable U.S. law or regulation or in the interpretation thereof (including but not limited to the enactment or imminent enactment of any legislation, the publication of any judicial decisions, regulatory rulings, regulatory procedures, or notices or announcements (including notices or announcements of intent to adopt such procedures or regulations), or a change in the official position or in the interpretation of any law or regulation by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such change is made known), and the Company shall have been advised by legal counsel (which counsel is not an employee of the Company or Capital) that, as a result of such change, there exists more than an insubstantial risk that (i) the Company will be precluded from deducting the interest paid on such Series A Debentures for federal income tax purposes or (ii) Capital will be subject to federal income tax with respect to the interest received on such Series A Debentures.

               If at any time after the issuance of the Series A Preferred Securities, the Company is or, in the opinion of counsel (which counsel is not an employee of the Company or Capital), would be required to pay Additional Interest with respect to any Series A Debentures, the Company shall also have the right to redeem without premium or penalty, in whole or in part (together with accrued but unpaid interest, including Additional Interest, if any, on the portion being redeemed) the Series A Debentures; provided that in the event that the Company is required to pay Additional Interest as a consequence of Capital's being required to pay Additional Amounts, then the Company may only redeem Series A Debentures in a principal amount not to exceed the aggregate stated liquidation preference of the Series A Preferred Securities with respect to which such Additional Amounts are required to be paid. In addition, if the Company or any of its subsidiaries purchases Series A Preferred Securities by tender, in the open market or by private agreement, the Company shall have the right to redeem Series A Debentures, without premium or penalty, in an amount not to exceed the aggregate stated liquidation preference of the Series A Preferred Securities so purchased, together with any accrued and unpaid interest thereon, including Additional Interest, if any, on the portion being redeemed.

         6. Notwithstanding the provisions of paragraphs 3 and 4, prior to a Series A Security Exchange the Company may, with Capital's consent, (i) in lieu of repaying the Series A Debentures when due or optionally redeeming such Series A Debentures, exchange such Series A Debentures for new Debentures with an equal aggregate principal amount or (ii) if the Company repays such Series A Debentures when due or optionally redeems such Series
               A Debentures, reborrow the proceeds from such repayment or redemption which reborrowing shall be evidenced by new Debentures; provided that the Company may not so exchange the Series A Debentures for new Debentures or reborrow the proceeds from the repayment or redemption thereof unless Capital owns all of such Series A Debentures and the following conditions are satisfied (which satisfaction, in the case of clauses (f) through (j) shall be determined in the judgment of the Managing Members and Capital's financial advisor (selected by the Managing Members and who shall be unaffiliated with the Company and shall be among the 30 largest investment banking firms, measured by total capital, in the United States at the time of the issuance of the new Debentures that will evidence the new loan to be made in connection with such exchange or reborrowing)): (a) the Company is not bankrupt, insolvent or in liquidation, (b) the Company is not in default in the payment of any interest or principal under the Indenture, (c) the Company has made timely payments on the Series A Debentures for the immediately preceding 24 months (and has not elected pursuant to paragraph 8 hereof to extend any interest payment period for the Series A Debentures during such 24 month period), (d) such new loan will mature no later than the earlier of (1) the 49th anniversary of the date of the initial issuance of the Series A Debentures and (2) the 30th anniversary of the date such new loan is made, (e) Capital is not in arrears on payments of dividends on the Series A Preferred Securities, (f) the Company is expected to be able to make timely payment of principal of and interest on such new loan, (g) such new loan is being made on terms, and under circumstances, that are consistent with those which a lender would then require for a loan to an unrelated party, (h) such new loan is being made at a rate sufficient to provide payments equal to or greater than the amount of dividend payments required under the Series A Preferred Securities, (i) such new loan is being made for a term that is consistent with market circumstances and the Company's financial condition and (j) immediately prior to the making of such new loan, the senior unsecured long-term debt of the Company is (or if no such debt is outstanding, would be) rated not less than BBB (or the equivalent) by Standard & Poor's Corporation and Baa2 (or the equivalent) by Moody's Investors Service, Inc. and the subordinated unsecured long-term debt of the Company (or, if more than one issue of such subordinated debt is outstanding, the most junior of such issues) is (or if no such debt is outstanding, would be) rated not less than BBB- (or the equivalent) by Standard & Poor's Corporation and Baa3 by
               Moody's Investors Service, Inc. (or if either of such rating organizations is not then rating the Company's senior or subordinated unsecured long-term debt, as the case may be, the equivalent of such ratings by any other "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act of 1933, as amended). Except as otherwise provided in the immediately preceding sentence, the terms of any new Debentures issued upon the exchange of the Series A Debentures or upon the reborrowing of the proceeds from the repayment of the Series A Debentures pursuant to this paragraph 6 shall be substantially similar to those of the Series A Debentures.

         7. Each Series A Debenture shall bear interest at the annual rate of 9 1/2% accruing from the date such Debenture is originally issued or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, as the case may be, until maturity. To the extent permitted by applicable law, the Company will also pay interest on overdue installments of interest and principal at such rate. Subject to the provisions of paragraph 8 below, such interest shall be payable monthly in arrears on the last day of each calendar month (an "Interest Payment Date"), commencing on November 30, 1994 to the Persons in whose names the Series A Debentures are registered at the close of business on the relevant record date (each a "Regular Record Date"), which shall be one Business Day prior to the relevant Interest Payment Date; provided that in the event that the Series A Debentures are not in book-entry-only form at any time following a Series A Security Exchange, the Regular Record Date for any Interest Payment Date shall be the fifteenth day of the month in which such Interest Payment Date occurs.

         8. Notwithstanding the provisions of paragraph 7, the Company shall have the right at any time or times during the term of the Series A Debentures, so long as the Company is not in default in the payment of interest under the Indenture, to extend the interest payment period for the Series A Debentures up to 60 months, at the end of which period the Company will pay all interest then accrued and unpaid on the Series A Debentures (together with interest thereon at the rate specified for the Series A Debentures to the extent permitted by applicable law); provided that any such extended interest period may only be selected with respect to the Series A Debentures if an extended interest period of identical length is simultaneously selected for the Debentures of all other series outstanding. Prior to the termination of any such extended interest payment period the Company may further extend the interest payment period for the Series A Debentures; provided that such extended interest payment period for the Series A Debentures, together with all such further extensions thereof, may not exceed 60 months. Following the termination of any extended interest payment period, if the Company has paid all accrued and unpaid interest required by the Series A Debentures for such period, then the Company shall have the right to again extend the interest payment period up to 60 months as herein described. Prior to any Series A Security Exchange, the Company shall give Capital notice of its selection of any extended interest payment period for the Series A Debentures one Business Day prior to the earlier of
               (i) the date the related dividend on the Series A Preferred Securities is payable and (ii) the date on which Capital is required to give notice of the record or payment date of such dividend to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Series A Preferred Securities, but in any event not less than two Business Days prior to such record date. The Company will cause Capital to give such notice of the Company's selection of any extended interest payment period to the holders of the Series A Preferred Securities. After any Series A Security Exchange, the Company shall give the holders of the Series A Debentures notice of its selection of any extended interest payment period for the Series A Debentures not less than two Business Days prior to the Regular Record Date for the first interest payment for which such extension will be effective.

               During any extended interest period, the Company shall not pay or declare any dividends on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans and (ii) redemptions of any share purchase rights issued by the Company pursuant to the Company's Share Purchase Rights Plan adopted on October 27, 1989, as amended from time to time, or the declaration of a dividend of similar share purchase rights in the future).

         9. Payment of the principal of and interest on the Series A Debentures will be made at the office or agency of the Company maintained for such purposes in the City of Hartford, Connecticut (the "Place of Payment"); provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Debenture Register. Notwithstanding the foregoing, so long as Capital is the holder of all the Series A Debentures, the payment of the principal of and interest (including Additional Interest, if any) on the Series A Debentures will be made at such place and to such account as may be designated by Capital.

         10. The Company shall not be obligated to redeem or purchase the Series A Debentures pursuant to any sinking fund or analogous provision, or at the option of any Holder thereof.

         11. If immediately prior to any Series A Security Exchange, the Series A Preferred Securities are represented by one or more global securities registered in the name of The Depository Trust Company ("DTC") or any successor securities depositary or their respective nominees, the Series A Debentures, upon such Series
               A Security Exchange, shall be represented by one or more Global Debentures registered in the name of DTC or any successor security depositary, which shall act as the Depositary for the Series A Debentures or their respective nominees.

         12. In the event of a Series A Security Exchange, First Chicago Trust Company of New York shall act as paying agent and registrar with respect to the Series A Debentures in the event the Series A Debentures are no longer represented by one or more Global Debentures.

         13.  After the date fixed for a Series A Security
               Exchange, any certificates representing Series A Preferred Securities not held by DTC or any successor securities depositary or their respective nominees and not surrendered for exchange will be deemed to represent Series A Debentures having a principal amount and accrued and unpaid interest equal to the redemption price of such Preferred Securities until such certificates are surrendered to Capital or its agent for exchange; provided, however, that notwithstanding the foregoing, until such certificates are so surrendered, no payments of interest or principal will be made with respect to such Series A Debentures.

         14. The certificates evidencing the Series A Debentures shall be substantially in the form attached hereto as Annex A, with such changes as the officer executing the same shall approve, such approval to be evidenced by such officer's manual or facsimile signature.


               IN WITNESS WHEREOF, I have hereunto signed my name as of this 15th day of November, 1994.

                                       __________________________
                                       Name:
                                       Title:


                                                                     ANNEX A



                        AETNA LIFE AND CASUALTY COMPANY
                   9 1/2% Series A Subordinated Debentures Due
                               November 22, 2024

No. R-                                                          $

                  AETNA LIFE AND CASUALTY COMPANY, a Connecticut insurance corporation (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Aetna Capital L.L.C. ("Capital"), or registered assigns,
the principal sum of                      Dollars on the earlier of (i)
November 22, 2024 (subject to the Company's right to exchange this Debenture for a new Debenture or reborrow the proceeds from the repayment of this Debenture upon the terms and subject to the conditions set forth in the Indenture) and (ii) the date upon which Capital is dissolved; provided that, in the event of a Series A Security Exchange, this Debenture will mature on the date set forth in clause (i), whether or not Capital shall have been dissolved in connection with such Exchange, and to pay interest thereon at a rate of 9 1/2% per annum plus Additional Interest, if any, accruing from November 22, 1994 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for until maturity and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 9 1/2% per annum on any overdue principal and on any overdue instalment of interest or Additional Interest. Except as described below, such interest shall be payable monthly in arrears on the last day of each calendar month, commencing on November 30, 1994; provided that in the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (any such date on which interest is paid, an "Interest Payment Date"). Notwithstanding the foregoing, subject to the terms and conditions set forth in the Indenture, the Company shall have the right at any time or times prior to the maturity hereof, so long as the Company is not in default in the payment of interest under the Indenture to extend the interest payment period for this Debenture up to 60 months, at the end of which period the Company will pay all interest then accrued and unpaid on this Debenture (together with interest thereon at the rate of 9 1/2% to the extent the payment of such interest shall be legally enforceable). Prior to the termination of any such extended interest payment period the Company may further extend the interest payment period for this Debenture; provided that such extended interest payment period for this Debenture, together with all such further extensions thereof, may not exceed 60 months. Following the termination of any extended interest payment period, if the Company has paid all accrued and unpaid interest required by this Debenture for such period, then the Company shall have the right to again extend the interest payment period up to 60 months.

                  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on the Regular Record Date for such interest, which, except as otherwise provided in the Indenture, shall be the Business Day preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debentures of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

                  The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Debt, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

                  Payment of the principal of and interest on this Debenture will be made at the office or agency of the Company maintained for that purpose in Hartford, Connecticut, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Debenture Register. Notwithstanding the foregoing, so long as the Holder of this Debenture is Capital, the payment of the principal of and interest (including Additional Interest, if any) on this Debenture will be made at such place and to such account as may be designated by Capital.

                  Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                              Dated:


                                               AETNA LIFE AND
                                                 CASUALTY COMPANY

                                                By___________________

Attest:

____________________________




                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Debentures of the series designated therein referred to in the within-mentioned Indenture.


                                               THE FIRST NATIONAL
                                                  BANK OF CHICAGO
                                               As Trustee



                                               BY__________________
                                                  Authorized Officer



                  This Debenture is one of a duly authorized issue of securities of the Company (herein called the "Debentures"), issued and to be issued in one or more series under an Indenture, dated as of November 1, 1994 (herein called the "Indenture"), between the Company and The First National Bank of Chicago, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debentures and, to the extent specifically set forth in the Indenture, the holders of Senior Debt and Preferred Securities, and of the terms upon which the Debentures are, and are to be, authenticated and delivered. This Debenture is one of the series designated on the face hereof, limited in aggregate principal amount to $316,455,696 (or up to $363,924,051 aggregate principal amount if and to the extent the over-allotment option granted to the underwriters of the Series A Preferred Securities is exercised).

                  If Capital redeems the Series A Preferred Securities for cash in accordance with the terms thereof, the Debentures of this series shall become due and payable in a principal amount equal to the aggregate stated liquidation preference of the Series A Preferred Securities so redeemed, together with any and all accrued interest thereon, including Additional Interest, if any, on the portion being redeemed.

                  Upon not less than 30 nor more than 60 days' prior notice, the Company shall have the right to redeem the Debentures of this series (together with any accrued but unpaid interest, including Additional Interest, if any, on the portion being redeemed), without premium or penalty, in whole or in part,

                  (1)  at any time on or after November 30, 1999; and

                  (2) at any time, if (a) the Series A Preferred Securities are outstanding and (b) there shall have occurred after November 15, 1994 a change in any applicable U.S. law or regulation or in the interpretation thereof (including but not limited to the enactment or imminent enactment of any legislation, the publication of any judicial decisions, regulatory rulings, regulatory procedures, or notices or announcements (including notices or announcements of intent to adopt such procedures or regulations), or a change in the official position or in the interpretation of any law or regulation by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such change is made known), and the Company shall have been advised by legal counsel (which counsel is not an employee of the Company or Capital) that, as a result of such change, there exists more than an insubstantial risk that (i) the Company will be precluded from deducting the interest paid on the Debentures of this series for federal income tax purposes or (ii) Capital will be subject to federal income tax with respect to the interest received on the Debentures of this series.

                  If at any time after the issuance of the Series A Preferred Securities, the Company is or, in the opinion of counsel (which counsel is not an employee of the Company or Capital), would be required to pay Additional Interest with respect to any Debentures of this series, the Company shall also have the right to redeem without premium or penalty, in whole or in part (together with accrued but unpaid interest, including Additional Interest, if any, on the portion being redeemed) the Debentures of this series; provided that in the event that the Company is required to pay Additional Interest as a consequence of Capital's being required to pay Additional Amounts, then the Company may only redeem Debentures of this series in a principal amount not to exceed the aggregate stated liquidation preference of the Series A Preferred Securities with respect to which such Additional Amounts are required to be paid. In addition, if the Company or any of its subsidiaries purchases Series A Preferred Securities by tender, in the open market or by private agreement, the Company shall have the right to redeem Debentures of this series, without premium or penalty, in an amount not to exceed the aggregate stated liquidation preference of the Series A Preferred Securities so purchased, together with any accrued and unpaid interest thereon, including Additional Interest, if any, on the portion being redeemed.

                  In the event of any prepayment or redemption of this Debenture in part only, a new Debenture or Debentures of this series and of like tenor for the portion hereof which is not being prepaid or redeemed, as the case may be, will be issued in the name of the Holder hereof upon the cancellation hereof.

                  The Indenture contains provisions for defeasance at any time of (1) the entire indebtedness of this Debenture or (2) certain restrictive covenants and Events of Default with respect to this Debenture, in each case upon compliance with certain conditions set forth in the Indenture.

                  If an Event of Default with respect to Debentures of this series shall occur and be continuing, the principal of the Debentures of this series and accrued interest (including Additional Interest, if any) thereon may be declared due and payable in the manner and with the effect provided in the Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debentures of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Debentures at the time Outstanding of each series to be affected (and, prior to a Security Exchange with respect to the Debentures of any series affected thereby, the consent of the holders of not less than a majority in stated liquidation preference of the Preferred Securities of the related series). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Debentures of each series at the time Outstanding, on behalf of the Holders of all Debentures of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences (except that prior to a Security Exchange with respect to the Debentures of such series, any such waiver will also require the consent of the holders of specified percentages of the stated liquidation preference of the Preferred Securities of the related series). Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

                  Subject to Section 1503 of the Indenture, no reference herein to the Indenture (other than such Section) and no provisions of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Debenture at the times, place and rate, and in the coin or currency, herein prescribed.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture is registerable in the Debenture Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Debenture are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Debenture Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees; provided that prior to a Security Exchange with respect to the Debentures of this series, the Debentures of this series may not be transferred without the written consent of the Company.

                  The Debentures of this series are issuable only in registered form without coupons in denominations of $25.00 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debentures of this series are exchangeable for a like aggregate principal amount of Debentures of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  No recourse shall be had for the payment of the principal of or interest (including Additional Interest, if any) on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                  All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.